SYSTEM DESIGN AND IMPLEMENTATION AGREEMENT


     THIS SYSTEM DESIGN AND IMPLEMENTATION AGREEMENT dated as of the 15 day of October, 1996, by and among HEALTH FITNESS PHYSICAL THERAPY, INC., a Minnesota corporation ("HFPT"), PRACTICE MANAGEMENT CONSULTANTS, INC., a Minnesota corporation ("PMC"), and THOMAS COPLIN, an individual residing in Texas, and THOM BERKOWITZ, an individual residing in Minnesota (each individually a "Shareholder"; collectively the "Shareholders").

                                   WITNESSETH

     WHEREAS, PMC is engaged in the business of consulting to physical therapy clinics and designing and implementing management systems for physical therapy clinics, as well as serving as broker in the purchase and sale of physical therapy clinics;

     WHEREAS, HFPT has determined to expand its physical therapy business such that HFPT's Rehabilitation Division becomes a leader in the rehabilitation therapy industry and the predominant part of HFPT's combined business; and

     WHEREAS, to achieve its goals of expanding its Rehabilitation Division, HFPT has determined that it needs to design and implement state-of-the-art management information and control systems; and

     WHEREAS, HFPT has completed the conceptual framework and project definition for such management information and control systems as set forth in Exhibit A hereto (the "System"); and

     WHEREAS, HFPT desires to retain PMC to design and implement the System for use in managing HFPT's physical therapy business.

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and subject to the terms and conditions set forth herein, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     1.1 Specific Definitions. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

     "Affiliate" of a specified person (natural or juridical) means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. "Control" shall mean ownership of more than 50% of the shares of stock entitled to vote for the election of directors in the case of a corporation, and more than 50% of the voting power in the case of a business entity other than a corporation.

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     "Confidential  Information"  means  Technology  and  other  proprietary  or nonpublic information which derives economic value from not being generally known to the public. Confidential Information shall include, but shall not be
limited  to,  all  information  in  writing  which  is  labeled   "Proprietary,"
"Confidential" or with words of similar import and all oral statements accompanied by a statement indicating that the information is proprietary or confidential.

     "Design and Implementation Costs" means as defined in Section 2.2(a).

     "Design and Implementation Efforts" means as defined in Section 2.1.

     "HFPT's PT Business" means that portion of HFPT's business engaged in the acquisition, development and operation of physical therapy clinics on an out-patient basis (including on-site physical therapy).

     "Intellectual Property Rights" means all right, title and interest in and to: (i) all United States and foreign letters patent and applications for letters patent, industrial models, designs, utility models, certificates of inventions, and any other indicia of invention ownership or rights thereto, any such rights granted under any reissue, division, continuation or continuation-in-part applications now or hereafter filed; (ii) all trade secret rights arising under any laws; (iii) all copyright rights and all other literary property and author rights, whether or not copyrightable, and all copyrights and copyrighted interests and renewals thereof; (iv) all know-how whether or not protectable by patent, copyright, or trade secret right; (v) all United States and foreign trademarks, trade names, service marks, logos, and any applications therefor, together with all goodwill associated therewith; (vi) all licenses to use any of the foregoing; and (vii) all amendments, modifications or improvements to any of the foregoing.

     "Technology" means any invention, discovery, know-how, trade secret, data, information, technology, process or concept, whether or not patented or patentable, and whether or not memorialized in writing.

     1.2 Definitional Provisions.

     (a) The words "hereof," "herein," and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.

     (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice-versa.

     (c) References to an "Exhibit" or to a "Schedule" are, unless otherwise specified, to one of the Exhibits or Schedules attached to or referenced in this Agreement, and references to an "Article" or a "Section" are, unless otherwise specified, to one of the Articles or Sections of this Agreement.

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     (d) The term "person" includes any individual,  partnership, joint venture, corporation, trust, unincorporated organization or government or any department or agency thereof.


                                    ARTICLE 2
                        DESIGN AND IMPLEMENTATION PROJECT

     2.1 Design and Implementation of System. PMC shall use its best efforts, upon the terms and conditions set forth herein, to design and implement the System. The deliverables for such design and implementation shall be actual systems, as well as operating and training manuals, forms, handbooks, guidelines and other materials necessary for the management and employees of the Rehabilitation Division of HFPT to fully implement and operate the System (all such efforts referred to as the "Design and Implementation Efforts"). The parties acknowledge that such Design and Implementation Efforts commenced approximately January 26, 1996.

     2.2 Costs of Design and Implementation.

     (a) HFPT shall pay or reimburse PMC for expenses set forth in the Forecasts (as defined below) which are reasonably and necessarily incurred in connection with PMC's Design and Implementation Efforts ("Design and Implementation Costs"); provided that, unless specifically approved in writing by HFPT prior to incurrence, HFPT shall not be obligated to pay or reimburse PMC for Design and Implementation Costs not reflected in the Forecasts or in excess of the amounts therein.

     (b) At least 30 days prior to the beginning of each calendar month, PMC shall deliver to HFPT a forecast of expenditures to be incurred by PMC (or to which PMC will irrevocably commit) in such month in connection with PMC's Design and Implementation Efforts, in such detail as required by HFPT's normal expenditure approval procedures or as HFPT may reasonably request (a "Forecast"). Each Forecast shall be consistent with the Budget attached hereto as Exhibit B (the "Budget"). During such 30-day period, the parties will discuss and use their good faith best efforts to resolve any concerns HFPT may have regarding such Forecast and to modify the Forecast accordingly. Within five (5) business days of the beginning of each calendar month, HFPT shall advance to PMC, in a single lump sum, the amount reflected in the Forecast for such upcoming month, minus any funds advanced in previous months which have not been spent and documented as required in the next sentence. Within five (5) business days following the end of each month, PMC shall submit to HFPT proper substantiating documentation evidencing all expenses and the purposes for which the same were incurred.

     2.3   Issuance  of  Warrant.   As   consideration   for  PMC's  Design  and
Implementation Efforts and for HFPT's ownership of all Inventions and Intellectual Property Rights resulting therefrom, within 30 days after the date hereof, HFPT shall issue to PMC a warrant in the form of Exhibit C hereto. The number of Warrant Shares purchasable upon exercise of this Warrant and the Exercise Price thereof shall be determined by HFPT so that the product of (i) $25.00 (adjusted for any stock splits, reverse stock splits or stock dividends declared after the date hereof) minus the Exercise Price, multiplied by (ii) the number of Warrant Shares, equals $1,479,051; provided that the per share Exercise Price shall not be less than $4.00 nor more than $6.00 (adjusted for any stock splits, reverse stock splits or stock dividends declared after the date hereof).

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

     2.4 Subsequent Design and Implementation. The parties contemplate that they will, within 30 days after the date hereof, enter into a binding letter of intent with respect to three additional phases of expansion of HFPT's PT Business, the terms of which shall be set forth in, and subject to execution of, one or more definitive agreements with respect thereto.

     2.5 Exclusivity. During the term of this Agreement and thereafter so long as HFPT is pursuing with PMC the subsequent phases contemplated by Section 2.4 or as otherwise provided in Section 5.3(b), neither the Shareholders, PMC nor any of PMC's employees or representatives will, except on behalf of HFPT, conduct any discussions, solicitations, inquiries, or negotiations with, or engage (either directly or indirectly through ownership, consulting relationship or other means) in, any physical therapy businesses except as described in
Schedule 2.5.


                                    ARTICLE 3
                              INTELLECTUAL PROPERTY

     3.1 Confidentiality. PMC acknowledges that it will enjoy access to and use of Confidential Information of HFPT during the term of this Agreement and thereafter. PMC agrees that neither it nor any of its employees or representatives will disclose or use any HFPT Confidential Information without the prior written consent of HFPT. Upon termination of this Agreement, PMC, its employees and the Shareholders shall (i) deliver to HFPT all records, files, data and similar materials containing HFPT Confidential Information or any summaries, analyses or compilations thereof, and (ii) not disclose or use, without HFPT's written consent, any Confidential Information of HFPT.

     3.2 Ownership of Technology. All components of the System acquired from third parties shall be purchased or licensed in the name of HFPT, and PMC shall not have any ownership rights therein. All Technology designed or implemented by PMC, either solely or jointly with employees of HFPT, in connection with or as a result of the Design and Implementation Efforts shall be owned by HFPT and constitute Confidential Information of HFPT. PMC acknowledges that all copyrightable works resulting from the Design and Implementation Efforts are "works for hire" owned by HFPT. PMC hereby agrees to execute appropriate papers or documents and otherwise provide proper assistance to enable the HFPT (i) to perfect its full legal right, title and interest in and to such Technology and
(ii) to secure, maintain, enforce and defend its Intellectual Property Rights available for such Technology in any and all countries.


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     3.3  Protection  of  Technology.  HFPT shall be  entitled  to  protect  the
Technology resulting from the Design and Implementation Efforts by obtaining and maintaining appropriate patent, copyright, or other registrations. All patents and copyright registrations shall be applied for in the names of the actual inventors or authors and shall be assigned to HFPT; PMC shall execute and deliver such forms of assignment, power of attorney and other documents which are necessary to give effect to the provisions hereof.

     3.4 PMC Employees and Consultants. PMC shall ensure that all employees, consultants and third parties who perform any portion of PMC's Design and Implementation Efforts under this Agreement have entered into written agreements with PMC whereby such employee, consultant or third party (i) agrees to maintain the confidentiality of HFPT Confidential Information, and (ii) either assigns to PMC all ownership rights, or grants PMC an exclusive worldwide fully-paid license (with the right to sublicense), in any inventions or discoveries made or developed by such employee, consultant or third party in the course of such Design and Implementation Efforts. PMC shall provide copies of such agreements to HFPT upon HFPT's request.


                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

     4.1  Representations  of  PMC.  PMC  and  the  Shareholders,   jointly  and
severally, represent, warrant and covenant to HFPT that:

     (a) PMC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota and has full corporate power to conduct the business in which it is presently engaged and to enter into and perform its obligations under this Agreement.

     (b) PMC has taken all necessary corporate action under the laws of the state of its incorporation and its articles of incorporation and by-laws to authorize the execution and consummation of this Agreement. This Agreement constitutes the valid and legally binding agreement of PMC enforceable against PMC in accordance with the terms hereof, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (c) Neither the execution and delivery of this Agreement nor the performance of the Design and Implementation Efforts will violate any provision of the certificate of incorporation or bylaws of PMC or any law, rule, regulation, writ, judgment, injunction, decree, determination, award or other order of any court or governmental agency or instrumentality, domestic or foreign, or conflict with or result in any breach of any of the terms of or constitute a default under or result in termination of or the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature pursuant to the terms of any contract or agreement to which PMC or any Shareholder is a party or by which PMC, any Shareholder or any of their assets is bound.


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



     (d) Neither PMC nor any Shareholder is restricted, by confidentiality or noncompetition obligations or otherwise, from carrying out the Design and Implementation Efforts except as described in Schedule 4.1(d). HFPT's use of the System will not infringe, misappropriate, misuse or conflict with the rights of third parties.

     (e) Except as described in Schedule 4.1(d), there are no actions, suits, claims, disputes or proceedings or governmental investigations pending or threatened against PMC or any of its Affiliates, either at law or in equity, before any court or administrative agency or before any governmental department, commission, board, bureau, agency or instrumentality, or before any arbitration board or panel whether located in the United States or a foreign country. To PMC's knowledge, PMC has not failed to comply with any law, rule, regulation, writ, judgment, injunction, decree, determination, award or other order of any court or other-governmental agency or instrumentality, domestic or foreign, which failure in any case would in any material respect impair any rights of HFPT under this Agreement.

     4.2 Representations of HFPT. HFPT represents, warrants and covenants to PMC that:

     (a) HFPT is a corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota and has full corporate power to conduct the business in which it is presently engaged and to enter into and perform its obligations under this Agreement.

     (b) HFPT has taken all necessary corporate action under the laws of the state of its incorporation and its articles of incorporation and bylaws to authorize the execution and consummation of this Agreement. This Agreement constitutes the valid and legally binding agreement of HFPT enforceable against HFPT in accordance with the terms hereof, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (c) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will violate any provision of the articles and bylaws of HFPT or any law, rule, regulation, writ, judgment, injunction, decree, determination, award or other order of any court or governmental agency or instrumentality, domestic or foreign, or conflict with or result in any breach of any of the terms of or constitute a default under or result in termination of or the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature pursuant to the terms of any contract or agreement to which HFPT is a party or by which HFPT or any of its assets is bound.

     (d) HFPT agrees to reimburse PMC and any Shareholder for fifty percent (50%) of any costs incurred with respect to the matter described in Schedule 4.1(d) as a result of carrying out the Design and Implementation Efforts.



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                                    ARTICLE 5
                                   TERMINATION

     5.1 Term.  Subject to the parties  rights under Section 5.2, this Agreement
shall  remain  in  force  and  effect  until   completion   of  the  Design  and
Implementation Efforts.

     5.2 Termination.

     (a) HFPT may, by specific written notice to PMC, terminate this Agreement, including the Design and Implementation Efforts, if HFPT reasonably determines that a lack of adequate financial resources makes it impracticable for HFPT to complete the Design and Implementation Efforts.

     (b) If either party breaches any of the material terms, conditions or agreements of this Agreement, then the other party may terminate this Agreement, at its option and without prejudice to any of its other legal and equitable rights and remedies, by giving the breaching party ninety (90) days notice in writing, particularly specifying the breach. Such notice of termination shall not be effective if the other party cures the specified breach within such ninety (90) day period, or, in the case of breaches not reasonably curable within such ninety (90) days, if such party commences the cure thereof within such ninety (90) days and diligently thereafter prosecutes such cure.

     (c) Either party may, by written notice to the other party (which notice shall be effective upon dispatch), terminate this Agreement in the event that such other party becomes insolvent, makes an assignment for the benefit of creditors, goes into liquidation or receivership or otherwise loses legal control of its business.

     5.3 Effect of Termination.

     (a) If HFPT terminates the Design and Implementation Efforts, (i) HFPT shall be obligated to reimburse PMC only for Design and Implementation Costs incurred by PMC prior to the effective date of such termination (including expenses to which PMC irrevocably committed), in no event more than the approved amount through such month of the Design and Implementation Efforts, and (ii) PMC shall promptly reimburse HFPT for any amounts advanced which are in excess of Design and Implementation Costs incurred by PMC prior to the effective date of such termination (including expenses to which PMC irrevocably committed).

     (b) The rights and obligations of the parties under Section 2.5 and Article 3 shall survive any termination of this Agreement. If this Agreement is terminated by HFPT by reason of any willful and material misconduct by PMC or a Shareholder, then for a period of two (2) years after such termination neither the Shareholders, PMC nor any of PMC's employees or representatives will, directly or indirectly, perform any services related to the design or implementation of systems similar to or performing the same function as the systems described on Exhibit A, or sell or license any product or system similar to or performing the same function as the systems described on Exhibit A, to any physical therapy business, except as described in Schedule 2.5.


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     (c) Upon termination of this Agreement,  each party will within thirty (30)
days return to the other all tangible Confidential Information of the other party (except one copy which may be retained by legal counsel solely for evidentiary purposes in the event of a dispute).


                                    ARTICLE 6
                                  MISCELLANEOUS

     6.1 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors or assigns of the parties hereto; provided, that (i) the rights and obligations of PMC or the Shareholders herein may not be assigned without the prior written consent of HFPT, and (ii) the rights and obligations of HFPT herein may not be assigned except to any person who succeeds to all or a substantial portion of HFPT's PT Business. Any attempted assignment of this Agreement in violation of this Section 6.1 shall be null and void.

     6.2 Entire Agreement. This Agreement and the agreements contemplated herein and therein constitute the entire agreements of the parties with respect to the subject matter of such agreements and supersede all previous proposals or agreements, oral or written, and all negotiations, conversations or discussions heretofore had between the parties related to the subject matter of such agreements.

     6.3 Governing Law, Consent to Jurisdiction and Choice of Forum. The construction and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota (without regard to the choice of law provisions thereof). By execution of this Agreement, HFPT and PMC hereby consent to the jurisdiction of the courts and other tribunals of the State of Minnesota for the limited purpose of the determination of any and all disputes arising out of the construction, interpretation and performance of this agreement, provided that the specific dispute resolution procedures set forth in this Agreement shall govern the subject matter described therein.

     6.4 Tax Consequences. Each party represents and warrants that it has made an independent evaluation of the tax consequences resulting to such party as a result of the terms and effect of this Agreement. No party shall have any recourse against any other party to this Agreement nor shall this Agreement be affected in any way by reason of the fact that the consummation of this Agreement or the transactions contemplated hereby do not have the tax consequences currently anticipated by such party.

     6.5 Survival. All of the representations, warranties, and indemnifications made in this Agreement, and all terms and provisions hereof intended to be observed and performed by the parties after the termination hereof (to the extent specified herein), shall survive such termination and continue thereafter in full force and effect, subject to applicable statutes of limitations.



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     6.6 Amendment,  Waiver,  Discharge, etc. This Agreement may not be amended, released, discharged, abandoned, changed or modified in any manner, except by an instrument in writing signed on behalf of each of the parties to this Agreement by their duly authorized representatives. The failure of either party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part of it or the right of either party after any such failure to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

     6.7 Execution in Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other party.

     6.8 Titles and headings; Construction. The titles and headings to Sections and Articles herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Agreement to be drafted.

     6.9 Benefit. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties to this Agreement or their respective successors or permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     6.10 Notices. All notices or other communications to a party required or permitted hereunder shall be in writing and shall be delivered personally or by telecopy (receipt confirmed) to such party (or, in the case of an entity, to an executive officer of such party) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

if to HFPT to:

         Health Fitness Physical Therapy, Inc.
         3500 West 80th Street, Suite 130
         Minneapolis, Minnesota 55431
         Attention: Loren Brink, President
         FAX (612) 831-7264

and a copy (which will not constitute notice) to:

         Fredrikson & Byron
         1100 International Centre
         900 Second Avenue
         Minneapolis, MN 55402-3397
         Attention:  John F. Wurm
         FAX (612) 347-7077


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if to PMC to:

         Practice Management Consultants, Inc.
         Route 2, Box 722
         Decatur, Texas  76234
         FAX (817) 627-0201

and a copy (which will not constitute notice) to:

         Kovalchuk and Cutshall, P.A.
         412 Union Plaza
         333 Washington Avenue North
         Minneapolis, Minnesota  55401
         Attention:  Thomas C. Cutshall, Esq.
         FAX (612) 373-9821

PMC or HFPT may change their respective above-specified recipient and/or mailing address by notice to the other party given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by telecopy) or on the day shown on the return receipt (if delivered by express delivery service or by mail).

     6.11 Severability. If any provision of this Agreement is held invalid by a court of competent jurisdiction, such provision shall be enforced to the maximum extent permissible and the remaining provisions shall nonetheless be enforceable according to their terms.

     6.12 Execution of Further Documents. Each party agrees to execute and deliver without further consideration any further applications, licenses, assignments or other documents, and to perform such other lawful acts as the other party may reasonably request to fully secure and/or evidence the rights or interests herein.

     6.13 Relationship. The relationship of HFPT and PMC with respect to the Design and Implementation Efforts will be that of independent contractors. Except as otherwise provided in this Agreement, neither party has, and will not, represent that it has any power, right or authority to bind or to incur any charges or expenses on behalf of the other party or in the other party's name without the written consent of the other party. Nothing stated in this Agreement will be construed as constituting HFPT and PMC, or their affiliates, as partners or as creating the relationships of employer/employee, franchisor/franchisee, or principal/agent between them. Neither party nor its affiliates nor its or their employees or agents are, or will act, as employees of the other party within the meaning or application of any unemployment insurance laws, social security laws, workers' compensation or industrial accident laws, social security laws, workers' compensation or industrial accident laws, or under any other laws or regulations which may impute any obligations or liability to the other by reason of an employment relationship. The parties will indemnify and reimburse each other for and hold the other harmless from any liabilities or obligations imposed or attempted to be imposed upon a party by virtue of any such law in performance by a party of this Agreement.

     6.14 Compliance with Laws. The parties, and any permitted sublicensees of the parties, will comply with all applicable international, national, state, regional and local laws and regulations in exercising their rights or performing their duties under this Agreement.

     6.15 Arbitration. Any dispute arising out of or relating to this Agreement or any breach hereof shall be settled by binding arbitration in accordance with commercial arbitration rules of the American Arbitration Association ("AAA"). The arbitrator shall be a retired state or federal judge, as mutually-agreed upon by HFPT and PMC or, if the parties cannot agree, as selected by the AAA. The results of such arbitration proceedings shall be binding upon the parties hereto, and judgment may entered upon the arbitration award in any court having jurisdiction thereof. Notwithstanding the foregoing, either party may seek interim injunctive relief from any court of competent jurisdiction.

     IN WITNESS WHEREOF, each of the parties has caused this System Design and Implementation Agreement to be executed in the manner appropriate to each.

                            PRACTICE MANAGEMENT CONSULTANTS, INC.


                            By: /s/ Thomas H. Coplin
                            Its: President
                            /s/ Thomas Coplin
                            Thomas Coplin
                            /s/ Thom Berkowitz
                            Thom Berkowitz



                            HEALTH FITNESS PHYSICAL THERAPY, INC.


                            By: /s/ Loren Brink
                            Its: CEO

Exhibits:

         A -      Description of Design and Implementation Efforts
         B -      Summary of Expenses
         C -      Form of Warrant

                                    EXHIBIT A

           DESCRIPTION OF THE SYSTEM DESIGN AND IMPLEMENTATION EFFORTS OF REHABILITATION DIVISION OF HEALTH FITNESS PHYSICAL THERAPY

The System will be one or more management information and control systems to manage and operate the Company's Rehabilitation Division, as such division currently exists and as it is greatly expanded to become a leader in the rehabilitation therapy industry and the predominant part of HFPT's combined business. The System will include software (including packages), operating manuals, policies and procedures for the following areas of physical therapy operations:

         o        Billing and collections
         o        Therapist staffing management
         o        Patient scheduling
         o        Outcomes measurement
         o        Record keeping

The System will include interfaces and modifications to existing systems, primarily the general ledger system.

As a test of the implementation of the System, PMC will begin preliminary application of the MIS portion of the System to HFPT's existing Rehabilitation Business. PMC will have direct access to all HFPT administration and operational System and staff for the purposes of System design and implementation. Tom Coplin will be a liaison to HFPT's Chief Executive Officer.

The Design and Implementation Efforts regarding the System shall include but not be limited to the following:

         o        Billing and Collections system
                  - Provide outline of policy and procedure manual by October
                    15, 1996.
                  - Provide draft of policy and procedure manual by December 31,
                    1996.
                  - Provide draft of forms, training manual and other necessary materials by December 31, 1996.
                  - Provide final completed  policy and procedure manual and forms, training manual and other necessary materials by February 28, 1997.

         o        Therapist Staffing Management system
                  - Provide outline of policy and procedure manual by October
                    31, 1996.
                  - Provide draft of policy and procedure manual by December 31,
                    1996.
                  - Provide draft of forms, training manual and other necessary materials by February 28, 1997.
                  - Provide final completed  policy and procedure  manual and forms, training manual and other necessary materials by March 31, 1997.

         o        Patient Scheduling system
                  - Provide outline of policy and procedure manual by October
                    31, 1996.
                  - Provide draft policy and procedure manual by November 30,
                    1996.
                  - Provide draft forms, training manual and other necessary materials by December 31, 1996.
                  - Programming to begin as soon as practicable after completion of preceding step.
                  - Provide final completed policy and procedures manual, forms, training manual and other necessary materials as soon as practicable after completion of programming.

         o        Outcome Measurement system
                  - Provide outline of policy and procedure manual by October
                    31, 1996.
                  - Provide draft policy and procedure manual by November 30,
                    1996.
                  - Provide draft forms, training manual and other necessary materials by December 31, 1996.
                  - Programming to begin as soon as practicable after completion of preceding step.
                  - Provide final completed forms, training manual and other necessary materials as soon as practicable after completion of programming.

         o        Record Keeping system
                  - Provide outline of policy and procedure manual by October
                    31, 1996.
                  - Provide draft policy and procedure manual by November 30,
                    1996.
                  - Provide draft forms, training manual and other necessary materials by December 31, 1996.
                  - Programming to begin as soon as practicable after completion of preceding step.
                  - Provide final completed policy and procedures manual, forms, training manual and other necessary materials by as soon as practicable after completion of programming.

                                    EXHIBIT B


    Projected Cost of Rehabilitation Division Management Information Systems
                             Design & Implementation
                                    ($000's)



                                     Jan-Jun               Jul-Dec              Jan-Jun                Jul-Dec
                                       1996                  1996                 1997                  1997            Total
                                 ----------------       --------------      ----------------       ---------------    -------------

Application Software
   Design & Implementation

Billed Hourly Charges                 $200                   $325                  $325                  $175           $1,025

Expenses
   Travel, Phones, Other               $75                   $100                  $100                   $50             $325
                                 ----------------       --------------      ----------------       ---------------    -------------

Total Application Software
   Design & Implementation            $275                   $425                  $425                  $225           $1,350

Equipment/Operating Software

Headquarters                            $0                    $75                   $25                   $25             $125

Existing Physical Therapy
Sites                                  $10                   $200                  $125                    $0             $335
                                 ----------------       --------------      ----------------       ---------------    -------------
Total Equipment/Operating
   Software                            $10                   $275                  $150                   $25             $460
                                 ================       ==============      ================       ===============    =============
TOTAL PROJECT COST                    $285                   $700                  $575                  $250           $1,810

                                  Schedule 2.5
                            Exceptions to Exclusivity


Physical Therapy Rehabilitation Center, Inc & Jim Latourelle
South Austin Therapy Group
Isernhagen Clinics, Inc.
Spooner Physical Therapy, Inc., The Body Firm & Kevin Spooner
Midlands Physical Therapy, Inc. Brett Smith & Tom Stootsberry
Bornstein-Weiss Physical Therapy

                                 Schedule 4.1(d)


Tom Coplin, one of PMC's officers, is subject to certain noncompetition obligations set forth in the following portions of the following agreements:


     1) Agreement dated November 26, 1993 by and among RehabClinics, Inc., Coplin Physical Therapy Associates, Inc., West Suburban Health Partners, Inc. and Thomas H. Coplin.

     2) Section XI of Agreement of Purchase and Sale dated October 1, 1991 by and among Coplin Physical Therapy Associates, Inc., Thomas H. Coplin, Kent W. Malcomson, and RehabClinics, Inc.

     3) Section 8 of Employment Agreement dated November 8, 1991 between Coplin Physical Therapy Associates, Inc. and Thomas H. Coplin.

     4) Section XI of Agreement of Purchase and Sale dated January 1, 1992 by and among West Suburban Health Partners, Inc., certain shareholders thereof (including Thomas H. Coplin), and RehabClinics, Inc.